SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010

TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27335 West 11 Mile Road Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:   (248) 357-2866

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

TechTeam Global, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 4, 2010.  Holders of 10,288,136 shares of the Company’s common stock were present in person or by proxy, representing attendance by at least 91.62% of the outstanding shares eligible to vote. The following are the results of the two proposals voted upon at this meeting.

(a)
Proposal 1, Election of Directors.  Each of the nominees for election to the Company’s Board of Directors was elected to serve until the expiration of his term at the annual meeting of shareholders in 2011, until his successor is chosen and qualified or until his earlier resignation or removal. The number of shares cast in favor and withheld of each nominee was as follows:

Name	For	Withheld

Gary J. Cotshott	5,334,702	1,840,321
Charles Frumberg	5,420,127	1,754,896
Seth W. Hamot	6,771,293	403,730
James A. Lynch	5,436,266	1,738,757
Dov H. Scherzer	5,410,171	1,764,852
Andrew R. Siegel	5,298,696	1,876,327
Richard R. Widgren	5,423,281	1,751,742

There were 3,113,113 broker non-votes on this matter.

(b)
Proposal 2, Ratification of Independent Registered Public Accounting Firm.  Ernst & Young LLP was ratified to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year.  The voting results on this proposal were:

For	Against	Abstain

9,870,170	204,558	40,142

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

By	/s/Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and
Secretary

Date:  June 7, 2010

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